Exhibit (a)(2)


                            SCUDDER TOTAL RETURN FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------


         The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Total Return Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend Article I Section 1 of the Declaration of Trust, as follows:


         The name of the Trust is hereby changed from "Scudder Total Return Fund" to "DWS Balanced Fund" effective February 6, 2006.
                                                ----------

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                       /s/Lewis A. Burnham
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John W. Ballantine, Trustee                 Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                        /s/James R. Edgar
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Donald L. Dunaway, Trustee                  James R. Edgar, Trustee


/s/Paul K. Freeman                          /s/Robert B. Hoffman
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Paul K. Freeman, Trustee                    Robert B. Hoffman, Trustee


/s/William McClayton                        /s/Shirley D. Peterson
----------------------------------          ------------------------------------
William McClayton, Trustee                  Shirley D. Peterson, Trustee


/s/William N. Shiebler                      /s/Robert H. Wadsworth
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William N. Shiebler, Trustee                Robert H. Wadsworth, Trustee


/s/John G. Weithers
------------------------------------
John G. Weithers, Trustee










Dated as of November 16, 2005
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